Exhibit 99.1

                              MINDEN BANCORP, INC.
                            415 MAIN * P. O. Box 797
                          MINDEN, LOUISIANA 71058-0797
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                             318-377-0523 TELEPHONE
                                318-377-0038 FAX
                                www.mblminden.com


                                  PRESS RELEASE
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For Release:   Immediately                       For Further Information:

                                                 A. David Evans, President/CEO
                                                 318-377-0523
                                                 E-mail-mbldavid@shreve.net
                                                 --------------------------
                                                            Or
                                                 Becky T. Harrell, Treasurer/CFO
                                                 318-377-0523
                                                 E-mail-mblbecky@shreve.net
                                                 --------------------------


          MINDEN BANCORP, INC. ANNOUNCES DECLARATION OF A CASH DIVIDEND
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                   FOR THE SECOND QUARTER ENDING JUNE 30, 2006
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Minden,  LA.-  July 12,  2006 -  Minden  Bancorp,  Inc.  (NASDAQ  OTC BB:  MDNB)
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announced  today that its Board of Directors at their  meeting on July 11, 2006, declared its fourteenth cash dividend of $.09 per share on the common stock of the Company payable on August 11, 2006, to the stockholders of record at the close of business on July 25, 2006.

The Company is a holding company which owns all the capital stock of Minden Building and Loan Association, a Louisiana-chartered FDIC thrift, and Woodard
Walker Insurance Agency, a leading property and casualty agency, both headquartered in Minden, Louisiana. At March 31, 2006, the Company had total assets of $115.3 million, total liabilities of $96.1 million, and total stockholders' equity of $19.2 million.